UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2008

PURIO INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-142019
(Commission File Number)

98-05255034
(IRS Employer Identification No.)

1048 1685 H Street, Blaine, Washington, USA 98320
(Address of principal executive offices and Zip Code)

(866) 698-0146
Registrant's telephone number, including area code

2470 St. Rose Parkway, Suite 304, Henderson, Nevada, 89074
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with closing of the Amended and Restated Share Exchange Agreement among our company, Purio Environmental Water Source, Inc. (“Purio”) and the shareholders of Purio (as disclosed in our Current Report on Form 8-K filed on February 14, 2008), on February 13, 2008 we entered into a Return to Treasury Agreement with Michael Shamber and Brennon Wood, whereby Messrs. Shamber and Wood agreed to return an aggregate of 27,500,000 shares of our common stock which they held to the treasury of our company for the sole purpose of our company retiring such shares.

As a result of retiring the 27,500,000 shares of our common stock pursuant to the Return to Treasury Agreement, we had 55,234,603 shares of common stock issued and outstanding as of March 10, 2008.

Please review the Return to Treasury Agreement, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the Return to Treasury Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

10.1	Return to Treasury Agreement dated February 13, 2008 among our company, Michael Shamber and Brennon Wood

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURIO INC.

/s/ Joseph A.M. Swanson
Joseph A.M. Swanson
Director, Vice President and Chief Operations Officer

Date: March 17, 2008